Exhibit 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use of our report dated May 10, 2024, on the financial statements of Antelope Enterprise Holdings Ltd (“the Company”), which appears in this Annual Report on Form 20-F for the transition period from January 1, 2025 to September 30, 2025. We also hereby consent to the incorporation by reference in the Registration Statements of Antelope Enterprise Holdings Ltd (“the Company”) on Form S-8 (File No. 333-278348) filed with the Securities and Exchange Commission (“SEC”) on March 28, 2024, Form F-3 (No. 333-260958) filed with SEC on November 10, 2021, Form F-3 (No. 333-258782) filed with SEC on August 13, 2021, and Form F-3 (File No. 333-269618) filed with the SEC on February 7, 2023 of our report dated May 10, 2024, included in its Annual Report on Form 20-F relating to the consolidated statements of financial position of the Company as of December 31, 2023, and the related consolidated statements of comprehensive income (loss), changes in equity and cash flows for the year ended December 31, 2023.

/s/ ARK Pro CPA & Co

ARK PRO CPA & Co

Hong Kong, China

January 29, 2026

PCAOB Firm ID: 3299